UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): November 25, 2009

Highbury Financial Inc.
(Exact name of Registrant as Specified in its Charter)

 Commission File Number: 000-51682

Delaware	20-3187008
(State of Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

999 Eighteenth Street, Suite 3000
Denver, CO 80202
(Address of Principal Executive Offices, Including Zip Code)

(303) 357-4802
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2009, the Compensation Committee of Highbury Financial Inc. (the “Company”) approved incentive bonuses of $284,000, $142,000 and $142,000 for Richard S. Foote, the President and Chief Executive Officer and a director of the Company, R. Bradley Forth, Executive Vice President, Chief Financial Officer and Secretary of the Company, and R. Bruce Cameron, the Chairman of the Board of Directors, respectively.  In connection with the Company’s exploration of strategic alternatives, the Special Committee and Compensation Committee approved retention bonuses of $300,000 and $292,000 for Mr. Foote and Mr. Forth, respectively.  The incentive bonuses and retention bonuses were paid.

Additional information relating to the Company’s director nominees and its 2009 annual meeting is included in the Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on November 24, 2009.  The Definitive Proxy Statement and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at http://www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the Commission by the Company on the “Investor Information” pages of the Company’s website at http://www.highburyfinancial.com, or by contacting Richard S. Foote at (212) 688-2341. Investors and security holders should read the proxy statement and the other relevant materials when they become available before making any voting or other decision with respect to the 2009 annual meeting.  The Company and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the 2009 annual meeting of stockholders. Additional information concerning the Company’s directors and executives officers is included in the Definitive Proxy Statement filed with the SEC.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHBURY FINANCIAL INC.

By:	/s/ R. Bradley Forth
R. Bradley Forth
Executive Vice President, Chief Financial Officer and Secretary

Date: December 2, 2009